SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 6, 2013

priceline.com Incorporated
(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut	06854
(Address of principal office)	(zip code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

☐            Soliciting material pursuant to Rule 14a-12  under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4c  under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

1999 Omnibus Plan Amendments

On June 6, 2013, the stockholders of priceline.com Incorporated (the "Company") approved amendments to the Company’s 1999 Omnibus Plan (the "1999 Plan"). The amendments, which were adopted by the Company’s Board of Directors on April 22, 2013, effective as of their approval by the Company’s stockholders, increase the share reserve by 2,400,000 shares, extend the term of the 1999 Plan until April 22, 2023, and make certain other revisions to the 1999 Plan. The principal other revisions (i) make explicit that employees, directors and consultants of subsidiaries of the Company may participate in the 1999 Plan, (ii) specify that awards may be subject cancellation or forfeiture under a clawback policy or applicable law or national securities exchange rule, (iii) revise the definitions of "Company" and "Subsidiary" and add a successors provision to take into account any potential restructurings of the Company and its corporate group, (iv) make explicit that only the minimum amount of taxes are to be withheld through share withholding with respect to awards granted under the 1999 Plan, (v) provide flexibility with respect to the treatment of vesting during a leave of absence, and (vi) add performance metrics to the potential performance goals for purposes of Section 162(m) qualified awards under the 1999 Plan. The foregoing description is qualified in its entirety by reference to the text of the amended version of the 1999 Plan, which is filed as Exhibit 99.1 hereto, and is incorporated herein by reference.

KAYAK Software Corporation 2012 Equity Incentive Plan Amendments

On June 6, 2013, the Compensation Committee of the Company's Board of Directors amended the KAYAK Software Corporation 2012 Equity Incentive Plan (the "2012 Plan"), assumed by the Company in connection with its acquisition of KAYAK Software Corporation ("KAYAK") on May 29, 2013. The amendments to the 2012 Plan terminate the operation of Section 4.3 (the "evergreen" provision) of the 2012 Plan and reduce the number of shares available for grant under the 2012 Plan by 95,095 shares (which is the amount by which the share reserve was increased on January 1, 2013 pursuant to Section 4.3 of the 2012 Plan). A description of these amendments is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

The Company's 2013 Annual Meeting of Stockholders was held on June 6, 2013 in Old Greenwich, Connecticut. The following proposals were voted on by the Company's stockholders with the following results:

1.    The stockholders of the Company elected all of the Company's nominees for election to the Board of Directors to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified. The votes were as follows:

Nominee	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Jeffery H. Boyd	39,014,111	1,114,015	—	2,324,775
Tim Armstrong	39,642,745	485,381	—	2,324,775
Howard W. Barker, Jr.	39,877,780	250,346	—	2,324,775
Jan L. Docter	39,927,742	200,384	—	2,324,775
Jeffrey E. Epstein	39,855,960	272,166	—	2,324,775
James M. Guyette	39,327,867	800,259	—	2,324,775
Nancy B. Peretsman	39,926,386	201,740	—	2,324,775
Thomas Rothman	39,764,141	363,985	—	2,324,775
Craig W. Rydin	39,862,548	265,578	—	2,324,775

2.    A proposal to ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2013 was approved as follows:

Votes For:	42,114,875
Votes Against:	281,624
Abstentions:	56,402
Broker Non-Votes:	—

3.    A proposal to approve on an advisory basis the compensation paid by the Company to its named executive officers was approved as follows:

Votes For:	39,072,875
Votes Against:	987,321
Abstentions:	67,930
Broker Non-Votes:	2,324,775

4.    A proposal to approve an amendment to the Company's 1999 Omnibus Plan to increase the number of shares authorized for issuance under the plan by 2,400,000 shares and certain other amendments to the plan was approved as follows:

Votes For:	38,918,892
Votes Against:	1,151,681
Abstentions:	57,553
Broker Non-Votes:	2,324,775

5.    A non-binding stockholder proposal requesting that the Company's Board of Directors adopt a policy limiting the acceleration of vesting of equity awards granted to senior executives in the event of a change in control of the Company was not approved as follows:

Votes For:	12,368,204
Votes Against:	27,671,674
Abstentions:	88,248
Broker Non-Votes:	2,324,775

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.    Description

99.1	1999 Omnibus Plan, as amended and restated effective June 6, 2013.

99.2	Amendment to KAYAK Software Corporation 2012 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

By:	/s/ Daniel J. Finnegan
	Name:	Daniel J. Finnegan
	Title:	Chief Financial Officer

Date:  June 6, 2013

EXHIBIT INDEX

Exhibit No.    Description

99.1	1999 Omnibus Plan, as amended and restated effective June 6, 2013.

99.2	Amendment to KAYAK Software Corporation 2012 Equity Incentive Plan.